               HONEYWELL NON-EMPLOYEE DIRECTORS FEE AND STOCK UNIT PLAN


     1. PURPOSE OF THE PLAN. The purpose of the Honeywell Non-Employee Directors Fee and Stock Unit Plan ("Plan") is to grant Awards of Stock Units to non-employee directors of the Company in order to align their compensation with the equity interests of the Company's stockholders. The Plan provides for compensation through the payment of Directors' Annual Retainer and Meeting Fees in cash or Stock Units, or for the deferral of such fees. The Plan shall become effective on the date ("Effective Date") the Plan is approved by the stockholders or such later date as may be established by the Board.

     2.  DEFINITIONS.

     "Alliant Restricted Stock" shall mean Restricted Stock (as defined in the Prior Plans) of Alliant Techsystems, Inc.

     "Annual Meeting" shall mean an annual meeting of stockholders of the Company.

     "Annual Retainer" shall mean the retainer fee, established by the Board, paid to a Director for services on the Board for a Director Year.

     "Award" shall mean an award of Stock Units pursuant to the Plan.

     "Board" shall mean the Board of Directors of the Company.

     "Canadian Director" shall mean a Director who is a citizen of Canada.

     "Change in Control" of the Company shall have occurred if:

          (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any of its subsidiaries; any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; an underwriter temporarily holding securities pursuant to an offering of such securities; or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

          (ii) during any period of not more than two consecutive years (not including any period prior to the execution of this amendment to the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition of the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

     "Change in Control Price" of the Stock shall equal the higher of (i) if applicable, the price paid for the Stock in the transaction constituting Change in Control and (ii) the reported closing price of the Stock on the New York Stock Exchange on the last trading day preceding the date of the Change in Control.

     "Committee" shall mean those officers of the Company who hold the following positions: the Vice President and Corporate Secretary (chair), the Vice President, Executive Human Resources, the Vice President and Treasurer, and the Vice President, Taxes, or such other committee as may be designated by the Board.

     "Company" shall mean Honeywell Inc.

     "Company Restricted Stock" shall mean Restricted Stock (as defined in the Prior Plans) of the Company.

     "Deferred Account" shall mean the account established and maintained by the Company for specified deferrals by a Director in accordance with Section 5(c).

     "Director" shall mean a non-employee director of the Company.

     "Director Year" shall mean the fiscal year commencing on the date of the Company's Annual Meeting and ending on the date immediately preceding the next Annual Meeting.

     "Disability" shall mean an illness, disease or injury that lasts at least six months, and is expected to be permanent and continuous and shall include the incapacity of a Director. The Committee shall determine whether such disability has occurred based on medical evidence satisfactory to it that such disability will not allow a Director to carry out his/her duties.

     "Dividend Equivalent Rights" shall mean a right, described in Section 7 hereof, of a holder of Stock Units with respect to certain dividends paid on outstanding shares of Stock.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Fair Market Value" of the Stock on a particular date shall equal the average of the reported closing prices for the Stock on the New York Stock Exchange for the ten (10) consecutive trading days immediately preceding such date.

     "Fees" shall mean the sum, for any Director Year, of the Annual Retainer, the Meeting Fees and Per Diem Fees, if any.

     "Meeting Fees" shall mean the fees, established by the Board, paid to a Director for attending a meeting of the Board or a committee of the Board. This term shall include all fees paid to a Director for extraordinary or special Board and/or committee meetings.

     "Per Diem Fee" shall mean a fee, established by the Board, authorized by the Chief Executive Officer of the Company, in his or her sole discretion, to a Director who is asked to work on Board issues for a significant part of a day outside of normal Board or committee meetings.

     "Prior Plans" shall mean the Honeywell Restricted-Stock Retirement Plan for Non-Employee Directors and the Honeywell Inc. Compensation Plan for Outside Directors.

     "Stock" shall mean shares of Common Stock, par value $1.50 per share, of the Company.

     "Stock Unit" shall mean a right to receive payment, in accordance with the conditions set forth herein, of the Fair Market Value of a share of Stock.

     "Termination Date" shall mean the date the Director's service on the Board terminates for any reason.

     3. STOCK SUBJECT TO THE PLAN. The maximum number of shares of Stock reserved for issuance pursuant to the Plan shall be 300,000 shares, subject to adjustment as provided in Section 11 of the Plan.

     4. ANNUAL STOCK UNIT AWARDS. On the date of each Annual Meeting, commencing with the 1996 Annual Meeting, each person who has served as a Director during the preceding Director Year shall receive an Award of Stock Units (including fractional Stock Units) with respect to Stock having a Fair Market Value equal to one-half the Fees earned by the Director for the immediately preceding Director Year.

     5. FEES. Each Director shall be entitled to receive Fees with respect to each Director Year in accordance with the provisions of this Section 5. Each Director shall be given an opportunity by the Company on an annual basis to elect ("Annual Election") to receive his or her Annual Retainer and Meeting
Fees: (i) in cash, (ii) in Stock Units, or (iii) in a combination of cash and Stock Units. In addition a Director may elect to defer receipt of the Annual Retainer and Meeting Fees that the Director has the opportunity to earn during the next succeeding Director Year, which would otherwise be payable in cash.

          (a) The Annual Election must be in writing and shall be delivered to the Vice President and Corporate Secretary of the Company no later than December 31 of the calendar year immediately preceding the calendar year to which the election relates, or in the case of an individual who becomes a Director after the first day of the calendar year, within 30 days after the date such individual becomes a Director. (The Annual Election shall be irrevocable after December 31, and the last filed Annual Election shall be operative for all payments under the Plan in connection with a Director's Termination Date.) The Annual Election shall specify the applicable percentage of the Annual Retainer and Meeting Fees that such Director elects to receive in cash, Stock Units, or to defer, and the form of payment elected by such Director.

          (b) If a Director elects to receive Fees in cash, cash payment for the Annual Retainer shall be paid as soon as practicable after the beginning of a Director Year, and cash payment for Meeting Fees shall be paid as soon as practicable after a meeting. If a Director elects to receive Stock Units in lieu of all or a portion of the Annual Retainer, the Director shall receive Stock Units (including fractional Stock Units) with respect to Stock having a Fair Market Value (on the date of the Company's Annual Meeting) equal to 110% of the portion of the Annual Retainer payable in Stock Units. If a Director elects to receive Stock Units in lieu of all or a portion of the Meeting Fees, then with respect to all meetings occurring within a calendar quarter, the Director shall receive Stock Units (including fractional Stock Units) with respect to Stock having a Fair Market Value (determined as of the last trading day for such quarter) equal to 110% of the portion of such Meetings Fees payable in Stock Units.

          (c) If a Director elects to defer all or a portion of the Fees, such deferred Fees shall be credited to the Deferred Account established for each Director. Interest shall be credited to each Deferred Account annually, as of December 31, and at the time of distribution of the entire balance of the Deferred Account, on the daily average balance of such Deferred Account for such year or portion thereof at an interest rate equal to 120% of the long-term Applicable Federal Rate.

          (d) Any person who becomes a Director following an Annual Meeting, whether by appointment or election as a director (or by change in status from a full-time employee), shall receive an Annual Retainer prorated for the balance of that Director Year. In the event a Director voluntarily resigns from the Board during a Director Year, (i) the Director shall return to the Company any cash payment covering the prorated portion of the Annual Retainer for the balance of that Director Year, (ii) any Stock Units awarded, and any Fees credited to the Deferred Account, in respect of the prorated portion of the Annual Retainer for the balance of that Director Year shall be forfeited. No return of any portion of the Annual Retainer shall be required in the event a Director leaves the Board as the result of retirement, incapacity or death.

     6. CONVERSION OF PRIOR AWARDS. As of the Effective Date, all Company Restricted Stock and all Alliant Restricted Stock outstanding under the Prior Plans which is held by Directors who are not Canadian Directors shall be canceled. Each Director who, immediately prior to the Effective Date, holds Company Restricted Stock or Alliant Restricted Stock, which shall be canceled in accordance with the immediately preceding sentence, shall receive, in consideration for such cancellation, an Award of Stock Units with respect to the number of shares of Stock equal to the sum of (i) number of such Director's canceled Company Restricted Stock and (ii) the total value, as of the Effective Date, of the stock underlying such Director's Alliant Restricted Stock divided by the Fair Market Value per share of Stock on the Effective Date. Prior to the Effective Date (but in no event later than the tenth day preceding the Effective
Date), each Director may elect to cancel, as of the Effective Date, all or a portion of such Director's Fees then held in the Director's deferred compensation account under the Prior Plans in exchange for an Award of Stock Units with respect to the number of shares of Stock equal to the amount so canceled divided by the Fair Market Value per share of Stock on the Effective Date. Any such election shall be irrevocable.

     7. DIVIDEND EQUIVALENT RIGHTS. Outstanding Stock Units shall be credited with Dividend Equivalent Rights based upon dividends paid on outstanding shares of Stock between the date such Stock Units are granted and the date of payment in respect of such Stock Units. Such Dividend Equivalent Rights, once credited, shall be converted into an equivalent number of Stock Units (including fractional Stock Units). If a dividend is paid in cash, each Director shall be credited, as of each dividend payment date, in accordance with the following formula:
(A x B) / C
in which "A" equals the number of Stock Units held by the Director on the dividend payment date, "B" equals the cash dividend per share and "C" equals the Fair Market Value per share of Stock on the dividend payment date. If a dividend is paid in property other than cash, Dividend Equivalent Rights shall be credited, as of the dividend payment date, in accordance with the formula set forth above, except that "B" shall equal the fair market value per share of the property which the Director would have received in respect of the number of shares of Stock equal to the number of Stock Units held by the Director as of the dividend payment date, had such shares been owned as of the record date for such dividend.

     8. TIME OF PAYMENT. Unless otherwise provided herein, all payments in respect of a Director's Stock Units and in settlement of a Director's Deferred Account shall be made as soon as practicable after the earlier of:

          (I)  the occurrence of a Change in Control; and

          (II) the Termination Date;

provided, however, that no payment in respect of a Canadian Director's Stock Units and in settlement of a Canadian Director's Deferred Account shall be made prior to such Canadian Director's Termination Date.

     9.  FORM OF PAYMENT.

          (a) Except as described in Section 9 (c), payment in respect of Stock Units shall be made in Stock.

          (b) Payment in settlement of the Director's Deferred Account shall be made in cash.

          (c) Any payment made upon an occurrence of a Change in Control, whether in respect of Stock Units or in settlement of the Deferred Account (including Stock Units of Deferred Accounts with respect to which one or more installment payments have previously been made), shall be made in a
     single lump sum cash payment.   For purposes of the preceding sentence, the
     amount of cash delivered in full or partial payment of Stock Units shall equal the Change in Control Price of the number of shares of Stock relating to the Stock Units with respect to which such cash payment is being made.

          (d) Except as described in Sections 9(c) 17 or 18, payments with respect to stock units or in settlement of Deferred Accounts shall be paid as follows: (a) a lump sum payable on a date elected by a Director but not to exceed ten years from the Termination Date, (b) up to three installments over a period not to exceed ten years from the Termination Date, as elected by a Director, or (c) in annual installments over a period not to exceed ten years from a Director's Termination Date, as elected by the Director; provided that no such election, change or revocation will be given effect if it is made after December 31 of the year preceding a Director's Termination Date; and, provided further that any payment with respect to a Canadian Director's Stock Units or in settlement of a Canadian Director's Deferred Accounts shall be made in a single lump sum as soon as practicable after, and in any case in the same calendar year as, the Director's Termination Date.

          (e) The Company shall not issue fractions of shares. Whenever under the terms of the Plan, a fractional share would otherwise be required to be issued, the Director shall be paid in cash for such fractional share.

     10. STATEMENT OF ACCOUNT. Each director shall receive an annual statement showing the number of Stock Units that have been awarded to the director under the Plan.

     11. CHANGE IN CAPITAL STRUCTURE. In the event of any change in the Stock by reason of any stock dividend, split, combination of shares, exchange of shares, warrants or rights offering to purchase Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation or other change in capitalization, appropriate adjustment shall be made by the Committee in the number and kind of shares subject to the Plan and any other relevant provisions of the Plan, whose determination shall be binding and conclusive on all persons.

     12. NONTRANSFERABILITY. Unless determined otherwise by the Committee, Stock Units shall not be transferable by a Director except by will or the laws of descent and distribution.

     13. RIGHTS. Except to the extent otherwise set forth herein, the Directors shall not have any of the rights of a stockholder with respect to the Stock Units.

     14. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. The Committee shall have full power, discretion and authority to interpret and administer the Plan, except that the Committee shall have no power to (a) determine the eligibility for Awards or the number of Stock Units or timing or value of Awards to be granted to any Director, or (b) take any action specifically delegated to the Board under the Plan. The Committee's interpretations and actions shall, except as otherwise determined by the Board, be final, conclusive and binding on all persons for all purposes.

     15. AMENDMENT OR TERMINATION OF THE PLAN. The Board may, at any time, amend or terminate the Plan; but no amendment or termination shall, without the written consent of a Director, reduce the Director's rights under previously granted Awards or with respect to any Fees previously earned.

     16. NO RIGHT TO RENOMINATION. Nothing in the Plan or in any Award shall confer upon any Director the right to be nominated for reelection to the Board.

     17. PAYMENTS UPON DEATH. In the event of a Director's death, payments with respect to any Stock Units or in settlement of any Deferred Account (including Stock Units or Deferred Account with respect to which one or more installment payments have previously been made) shall be made in a single lump sum payment (in Stock with respect to the Stock Units and in cash with respect to the Deferred Account) to the beneficiary designated by the Director (which beneficiary, for any Canadian Director, must be a relative or a dependent of the Canadian Director), or in the absence of an executed beneficiary form, to the person legally entitled thereto, as designated under his or her will, or to such heirs as determined under the laws of intestacy for the state of his or her domicile.

     18. PAYMENTS IN THE EVENT OF DISABILITY. In the event of a Director's disability at the time of payment, or in the judgment of the Committee the Director is mentally or legally incapable of receiving payment, payment shall be made in a single lump sum payment (in Stock with respect to the Stock Units and in cash with respect to the Deferred Account), in order of priority, to the Director's legal guardian or conservator (in the event of incapacity), or other legal representative of the Director, or if no legal representative has been appointed for the Director, the Committee may make the payment to the person or institution entrusted with the care or maintenance of the incompetent or disabled Director, or the Director's designated beneficiary (which beneficiary, for any Canadian Director, must be a relative or a dependent of the Canadian Director), spouse, children, parents, or other relatives by blood or marriage. Any payment made to any of the above persons shall constitute a complete discharge of any liability or obligation of the Company.

     19. GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Minnesota.